Exhibit 10.13

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is entered into as of this 16th day of September, 2016, by and between PharmaCann LLC, an Illinois limited liability company (“Seller”), and IIP Operating Partnership, LP, a Delaware limited partnership (“Buyer”).

RECITALS

A.        WHEREAS, Seller and Buyer are parties to that certain Purchase Agreement dated as of August 22, 2016 (as the same may have been amended, supplemented or modified from time to time, the “Existing PSA”), where Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, Seller’s right, title and interest in that certain real property with the street address 600 Neelytown Road, Hudson Valley Crossing, Montgomery, New York; and

B.        WHEREAS, in accordance with Section 16.4 of the Existing PSA, Seller and Buyer desire to modify and amend the Existing PSA only in respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Seller and Buyer, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.          Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing PSA unless otherwise defined herein. The Existing PSA, as amended by this Amendment, is referred to collectively herein as the “Agreement.” From and after the date hereof, the term “Agreement,” as used in the Existing PSA, shall mean the Existing PSA, as amended by this Amendment.

2.          Exhibit A of the Existing PSA is hereby replaced in its entirety with Exhibit A attached to this Amendment.

3.          The first sentence of Section 3.1 of the Existing PSA is hereby amended and restated in its entirety to read as follows:

“Within three (3) business days after the Contract Date, Buyer shall deposit in an escrow (“Escrow”) established for the transaction contemplated by this Agreement with Chicago Title Insurance Company (the “Title Company”) the sum of three hundred seventy-five thousand dollars ($375,000) (the “Deposit”).”

4.          Section 3.2 of the Existing PSA is hereby amended and restated in its entirety to read as follows:

“IPO Contingency. The Deposit shall be refundable in the event that Buyer does not successfully complete Buyer’s initial public offering (“IPO”) in an amount not less than $75,000,000 on or before November 23, 2016, and as otherwise provided herein. Buyer agrees to keep Seller advised as to the status of the IPO and/or other capital raises.”

5.          The first sentence of Section 7 of the Existing PSA is hereby amended and restated in its entirety to read as follows:

“Subject to Section 6, Buyer shall have from the Contract Date until 11:59 p.m. Eastern Time on November 23, 2016 (the “Due Diligence Period”) to inspect and investigate the Property, including roof, plumbing, soils, electrical, sprinkler, water, sewer, mechanical, engineering, heating, ventilation and air conditioning and life safety systems, structural integrity of the Improvements, measurement of the square footage of the Land and Improvements, legal status and requirements pertaining to the Property (including applicable building codes, zoning, environmental, public health and fire safety laws), hazardous substance inspections including preparation of an environmental assessment, suitability of the Property for Buyer’s purposes and all other matters of significance to Buyer.”

6.          Effect of Amendment. Except as modified by this Amendment, the Existing PSA and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing PSA, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

7.          Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Seller and Buyer. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

8.          Authority. Each of Seller and Buyer guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies or other organizations on whose behalf such individual or individuals have signed.

9.          Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date and year first above written.

SELLER:

PHARMACANN LLC

By:	/s/ Teddy Scott
Name:	Teddy Scott
Title:	Manager

BUYER:

IIP OPERATING PARTNERSHIP, LP

By:	/s/ Paul E. Smithers
Name:	Paul E. Smithers
Title:	CEO

Exhibit A

Parcel I

All that certain lot, parcel of land and premises, hereinafter described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, designated as a portion of Lot #3 on a plat entitled “Subdivision Plan for Hudson Crossings II”, filed with the Orange County Clerk's Office on April 27, 2015 as Map No. 60-2015, said property being more particularly bounded and described as follows.

BEGINNING at a point where the dividing line between Lot #1 and Lot #2 as shown on Orange County Clerk’s Office filed Map #114-12 intersects the southerly line of Lot 7.1, Block 1, Section 36 (Lands of Green Acres Development Group per Liber 3905, Page 026), Town of Montgomery, and running thence from said point along said dividing line the following three courses:

1.          South 18°50'45” West, a distance of 904.90 feet to a point; thence

2.          South 41°59'13” West, a distance of 209.52 feet to a point; thence

3.          South 20°58'05” West, a distance of 1023.27 feet to a point; thence proceeding along the dividing line between said Lot 2 and Lot 21.22, Block 1, Section 1 (Lands of Green Acres Development Group per Liber 3905, Page 026), the following thirteen courses:

4.          North 81° 54' 32” West, a distance of 273.13 feet to a point; thence

5.          North 82° 12' 43” West, a distance of 209.03 feet to a point; thence

6.          North 78° 00' 48” West, a distance of 149.59 feet to a point; thence

7.          North 73° 54' 53” West, a distance of 414.09 feet to a point; thence

8.          North 75° 30' 05” West, a distance of 151.22 feet to a point; thence

9.          North 88° 06' 10” West, a distance of 150.32 feet to a point; thence

10.         South 79° 14' 56” West, a distance of 236.83 feet to a point; thence

11.         South 84° 53' 37” West, a distance of 261.73 feet to a point on a curve; thence

12.         Along a non-tangent curve to the left having a radius of 12,489.00 feet, a central angle of 00° 56' 30”, an arc length of 205.28 feet, also bearing a chord of North 26° 24' 19” East, a chord distance of 205.28 feet to a point of non-tangency; thence

13.         North 25° 47' 36” East, a distance of 704.70 feet to a non-tangent point; thence

14.         Along a non-tangent curve to the right having a radius of 1,322.00 feet, a central angle of 03° 48' 52”, an arc length of 88.01 feet, also bearing a chord of North 27° 47' 05” East, a chord distance of 87.99 feet to a point of non-tangency; thence

15.         North 29° 44' 35” East, a distance of 590.89 feet to a point of curvature; thence

16.         Along a curve to the left having a radius of 6,760.00 feet, a central angle of 02° 32' 52”, an arc length of 300.60 feet, also bearing a chord of North 28° 28' 09” East, a chord distance of 300.58 feet to a point; thence

17.         Along the dividing line between said Lot 2 and Lot 1.22 (n/f reputed owner Theodore I. & Sharon Owens per Liber 2089 Page 1143), Block 1, Section 1, South 52° 09' 10” East, a distance of 399.79 feet to an iron pipe found; thence proceeding along a new line being the dividing line between Proposed Lot 2 and Proposed Lot 3, the following nine courses:

18.         South 38° 27' 17” West, a distance of 537.44 feet to a point; thence

19.         South 43° 28' 40” East, a distance of 644.09 feet to a point; thence

20.         North 76° 04' 53” East, a distance of 643.64 feet to a point; thence

21.         South 49° 20' 53” East, a distance of 85.81 feet to a point; thence

22.         North 40° 27' 05” East, a distance of 275.89 feet to a point of curvature; thence

23.         Along a curve to the left having a radius of 475.00 feet, a central angle of 22° 02' 48”, an arc length of 182.77 feet, also bearing a chord of North 29° 25' 41” East, a chord distance of 181.65 feet to a point of tangency; thence

24.         North 18°24'17” East, a distance of 654.71 feet to a point of curvature; thence

25.         Along a curve to the left having a radius of 375.00 feet, a central angle of 30° 22' 25”, an arc length of 198.79 feet, also bearing a chord of North 03° 13' 04” East, a chord distance of 196.48 feet to a point of tangency; thence

26.         North 11° 58' 08” West, a distance of 28.86 feet to a point; thence

27.         Along the aforementioned dividing line between Lot 2 as shown on said Map #114-12, Town of Hamptonburgh, and Lot 7.1, Block 1, Section 36, Town of Montgomery, South 62°34'19” East, a distance of 158.30 feet to the. point of BEGINNING.

Encompassing an area of 1,811,603 square feet or 41.589 acres, more or less.

Together with the following two parcels:

Parcel II

All that certain lot, parcel of land and premises, hereinafter particularly described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, being a portion of Lot 1 on a map entitled “Phase 1 Final Plan For Pyramid Subdivision, Town of Hamptonburgh and Town of Montgomery”, prepared by Pietrzak & Pfau, Engineering & Surveying, PLLC., last revised June 10, 2004, and recorded in the Orange County Clerk's office on July 13, 2004 as Map #465-04, Sheet 1.

Said property being shown on said map on the northerly side of Eager Road and noted as “Area = 28.7±AC Portion of Lot 1”.

Parcel II being further described as Parcel II in a deed recorded in the Orange County Clerk's office on April 30, 2008 in Book 12567, Page 1566, File No. 20080045244.

Parcel III

All that certain lot, parcel of land and premises, hereinafter particularly described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, being a portion of Lot 1 on a map entitled “Phase 1 Final Plan For Pyramid Subdivision, Town of Hamptonburgh and Town of Montgomery”, prepared by Pietrzak & Pfau, Engineering & Surveying, PLLC., last revised June 10, 2004, and recorded in the Orange County Clerk's office on July 13, 2004 as Map #465-04, Sheet 1.

Said property being shown on said map on the southerly side of Eager Road and noted as “Area = 11.2±AC Portion of Lot 1”.

Parcel III being further described as Parcel III in a deed recorded in the Orange County Clerk's office on April 30, 2008 in Book 12567, Page 1566, File No. 20080045244.

(BEING a portion of the premises conveyed to Hudson Valley Crossing, LLC by Green Acres Development Group by deed dated April 14, 2008 and recorded in the Orange County Clerk's Office on April 30, 2008 in Liber 12657 at page 1566.)